Exhibit 99.2

News Announcement

CONTACT:
Star Gas Partners	Robert Rinderman or Steven Hecht
Investor Relations	Jaffoni & Collins Incorporated
203/328-7310	212/835-8500 or SGU@jcir.com

FOR IMMEDIATE RELEASE

STAR GAS PARTNERS HEATING OIL SEGMENT SIGNS AMENDMENT TO

EXPAND REVOLVING CREDIT FACILITY TO $310 MILLION

STAMFORD, CT (November 3, 2005) — Star Gas Partners, L.P. (the “Partnership”) (NYSE: SGU, SGH), a home energy distributor and services provider specializing in heating oil, announced today that its heating oil segment has signed an amendment to its revolving credit facility with a group of banks that increases its borrowing limits by $50 million to $310 million (subject to certain borrowing base limitations and coverage ratios) for the peak winter months of December through March of each year. The Partnership believes that this increased availability, together with its other cash resources, will position it to meet its cash requirements for the coming heating season.

This news release includes “forward-looking statements” which represent the Partnership’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on the Partnership’s financial performance, the price and supply of home heating oil, the consumption patterns of the Partnership’s customers, the Partnership’s ability to obtain satisfactory gross profit margins, the ability of the Partnership to obtain new accounts and retain existing accounts, the impact of the business process redesign project at the heating oil segment and the ability of the Partnership to address issues related to such project. All statements other than statements of historical facts included in this news release are forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Partnership’s expectations (“Cautionary Statements”) are disclosed in this news release and in the Partnership’s Annual Report on Form 10-K for the year ended September 30, 2004 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2004, March 31, 2005 and June 30, 2005, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

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